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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2002 relating to the financial statements, which appear in deCODE genetics Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


PricewaterhouseCoopers ehf
Reykjavik, Iceland
July 19, 2002


/s/ Valdimar Gudnason
Valdimar Gudnason

/s/ Vignir Rafn Gislason
Vignir Rafn Gislason